Retail Opportunity Investments Corp.     TRADED: NASDAQ: ROIC
11250 El Camino Real, Suite 200
San Diego, CA 92130
FOR IMMEDIATE RELEASE
Tuesday, February 18, 2020

Retail Opportunity Investments Corp. Reports 2019 Results

San Diego, CA, February 18, 2020 – Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the year and three months ended December 31, 2019.

YEAR 2019 HIGHLIGHTS
•$48.8mm of net income attributable to common stockholders ($0.42 per diluted share)
•$138.1 million in Funds From Operations(1) ($1.10 per diluted share)
•97.9% portfolio lease rate at year-end (6th consecutive year above 97%)
•3.6% increase in same-center cash net operating income (2019 vs. 2018)
•1.4 million square feet of leases executed (new and renewed)
•32.8% increase in same-space cash rents on new leases (9.7% increase on renewals)
•$74.1 million of property dispositions
•$11.5 million grocery-anchored shopping center acquired
•$34.2 million of common equity raised through ATM program
•$72.6 million reduction in year-end principal debt outstanding (2019 vs. 2018)
•94.1% of total debt effectively fixed-rate at year-end (no debt maturing in 2020 and 2021)
•94.5% of portfolio’s gross leasable area unencumbered at year-end
•$0.788 per share in total cash dividends paid in 2019

4TH QUARTER 2019 HIGHLIGHTS
•$10.2mm of net income attributable to common stockholders ($0.09 per diluted share)
•$35.3 million in Funds From Operations(1) ($0.28 per diluted share)
•$11.5 million grocery-anchored shopping center acquired
•$13.6 million property disposition
•3.5% increase in same-center cash net operating income (4Q‘19 vs. 4Q‘18)
•34.1% increase in same-space cash rents on new leases (6.2% increase on renewals)
•$15.0 million of common equity raised through ATM program
•Lowered borrowing spread, extended maturities on credit facility and term loan
•3.4 times interest coverage
•$0.197 per share quarterly cash dividend paid
•$0.20 per share quarterly cash dividend declared in 1Q‘20
________________________________________
(1) A reconciliation of GAAP net income to FFO is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “During 2019, we again achieved stellar property operations results, including a new, record-high year-end lease rate of 97.9%, a 32.8% increase on new leases signed during the year, and a 3.6% increase in same-center cash net operating income. We also made excellent progress with our portfolio enhancement initiatives, including selling $74.1 million of properties and commencing the entitlement process on three densification projects. Additionally, we continued to enhance our long-term financial position, including utilizing proceeds from equity issuances and property dispositions to reduce debt by $72.6 million.” Tanz added, “In terms of our objectives for 2020, we intend to focus on completing targeted dispositions, selectively acquiring grocery-anchored shopping centers in our core markets, and continuing to advance our densification efforts.”

FINANCIAL SUMMARY
For the year ended December 31, 2019, GAAP net income attributable to common stockholders was $48.8 million, or $0.42 per diluted share, as compared to GAAP net income of $42.7 million, or $0.38 per diluted share for the year ended December 31, 2018. For the three months ended December 31, 2019, GAAP net income attributable to common stockholders was $10.2 million, or $0.09 per diluted share, as compared to GAAP net income of $10.5 million, or $0.09 per diluted share for the three months ended December 31, 2018.

FFO for the full year 2019 was $138.1 million, or $1.10 per diluted share, as compared to $142.1 million in FFO, or $1.14 per diluted share, for the full year 2018. FFO for the fourth quarter of 2019 was $35.3 million, or $0.28 per diluted share, as compared to $36.5 million in FFO, or $0.29 per diluted share for the fourth quarter of 2018. ROIC’s 2019 results reflect $74.1 million in property dispositions, as well as the issuance of approximately 1.9 million shares of common stock during the year. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

During 2019, ROIC reduced its total outstanding principal debt by $72.6 million. At December 31, 2019, ROIC had a total market capitalization of approximately $3.7 billion with approximately $1.4 billion of principal debt outstanding, equating to a 38.8% debt-to-total market capitalization ratio. ROIC’s year-end debt outstanding was comprised of $86.2 million of mortgage debt and approximately $1.3 billion of unsecured debt, including $84.0 million outstanding on its unsecured credit facility at December 31, 2019. For the fourth quarter of 2019, ROIC’s interest coverage was 3.4 times and 94.5% of its portfolio was unencumbered (based on gross leasable area) at year-end 2019. Additionally, at December 31, 2019, 94.1% of ROIC’s total debt was effectively fixed-rate with no scheduled debt maturities in 2020 and 2021.

DISPOSITION SUMMARY
During 2019, ROIC sold four properties, totaling $74.1 million, including one property in the fourth quarter for $13.6 million. Additionally, ROIC currently has an agreement to sell one property for approximately $13.5 million.

ACQUISITION SUMMARY
During the fourth quarter, ROIC acquired the following grocery-anchored shopping center.

Summerwalk Village
In December 2019, ROIC acquired Summerwalk Village for $11.5 million. The shopping center is approximately 58,000 square feet and is anchored by Walmart Neighborhood Market. The property is located in Lacey, Washington, within the greater Seattle metropolitan area, and is currently 97.9% leased.

Additionally, ROIC currently has a binding contract to acquire a grocery-anchored shopping center for $40.6 million.

PROPERTY OPERATIONS SUMMARY
At December 31, 2019, ROIC’s portfolio was 97.9% leased. For the full year 2019, same-center net operating income (NOI) was $194.4 million, as compared to $187.7 million in same-center NOI for the full year 2018, representing a 3.6% increase. For the fourth quarter of 2019, same-center NOI was $50.6 million, as compared to $48.9 million in same-center NOI for the fourth quarter of 2018, representing a 3.5% increase. ROIC reports same-center NOI on a cash basis. A reconciliation of GAAP operating income to same-center NOI is provided at the end of this press release.

For the full year 2019, ROIC executed 375 leases, totaling approximately 1.4 million square feet, including 130 new leases, totaling 463,043 square feet, achieving a 32.8% increase in same-space comparative base rent, and 245 renewed leases, totaling 919,788 square feet, achieving a 9.7% increase in base rent. During the fourth quarter of 2019, ROIC executed 90 leases, totaling 379,459 square feet, including 39 new leases, totaling 177,982 square feet, achieving a 34.1% increase in same-space comparative base rent, and 51 renewed leases, totaling 201,477 square feet, achieving a 6.2% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.

CAPITAL MARKETS SUMMARY
During 2019, ROIC issued approximately 1.9 million shares of common stock through its ATM program, raising $34.2 million in proceeds, including raising $15.0 million in the fourth quarter.

Additionally, in the fourth quarter ROIC amended its $600 million unsecured credit facility, extending the maturity date to February 2024 and reducing the borrowing rate down to LIBOR plus 0.9%. The credit facility’s existing accordion feature provision, which allows ROIC to increase the facility amount by an additional $600 million, was maintained, as well as the provision to extend the facility’s maturity date for two consecutive six-month periods. Additionally, ROIC amended its $300 million unsecured term loan, extending the maturity date to January 2025 and reducing the borrowing rate down to LIBOR plus 1.0%. The term loan’s accordion feature provision was maintained, which allows ROIC to increase the loan amount by an additional $200 million.

CASH DIVIDEND
On December 30, 2019, ROIC distributed a $0.1970 per share cash dividend. For the year 2019, ROIC distributed cash dividends totaling $0.7880 per share. On February 18, 2020, ROIC’s board of directors declared a cash dividend of $0.20 per share, payable on March 30, 2020 to stockholders of record on March 16, 2020.

2020 FFO GUIDANCE
ROIC currently estimates that FFO for the full year 2020 will be within the range of $1.09 to $1.13 per diluted share, and net income to be within the range of $0.35 to $0.40 per diluted share. The following table provides a reconciliation of GAAP net income to FFO.

	Year Ended December 31, 2020
	Low End	High End
	(unaudited, amounts in thousands, except per share data)
GAAP net income applicable to stockholders	$40,304	$46,913
Plus: Depreciation and amortization	95,000	95,000
Funds from operations (FFO) – basic	135,304	141,913
Net income attributable to non-controlling interests	4,216	4,422
Funds from operations (FFO) – diluted	$139,520	$146,335

Diluted Shares	128,000	129,500

GAAP net income per diluted share	$0.35	$0.40
FFO per diluted share	$1.09	$1.13

Key Assumptions
Acquisitions	$40,000	$100,000
Dispositions	$40,000	$75,000
Equity issued	$50,000	$75,000
Debt retired	$50,000	$50,000

Same-center cash NOI growth (vs. 2019)	2%	3%

ROIC’s management will discuss the company’s guidance and underlying assumptions on its February 19, 2020 conference call. ROIC’s guidance is a forward-looking statement and is subject to risks and other factors described elsewhere in this press release.

CONFERENCE CALL
ROIC will conduct a conference call and audio webcast to discuss its results on Wednesday, February 19, 2020 at 12:00 p.m. Eastern Time/9:00 a.m. Pacific Time. Those interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 6790258. A live webcast will also be available in listen-only mode at http://www.roireit.net/. The conference call will be recorded and available for replay beginning at 3:00 p.m. Eastern Time on February 19, 2020 and will be available until 3:00 p.m. Eastern Time on February 26, 2020. To access the conference call recording, dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and use the Conference ID: 6790258. The conference call will also be archived on http://www.roireit.net/ for approximately 90 days.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.
Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast. As of December 31, 2019, ROIC owned 88 shopping centers encompassing approximately 10.1 million square feet. ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast. ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services and Standard & Poor's. Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	December 31,
	2019	2018
ASSETS
Real Estate Investments:
Land	$879,540	$894,240
Building and improvements	2,252,301	2,266,232
	3,131,841	3,160,472
Less: accumulated depreciation	390,916	329,207
	2,740,925	2,831,265
Mortgage note receivable	13,000	—
Real Estate Investments, net	2,753,925	2,831,265
Cash and cash equivalents	3,800	6,076
Restricted cash	1,658	1,373
Tenant and other receivables, net	45,821	46,832
Acquired lease intangible assets, net	59,701	72,109
Prepaid expenses	3,169	4,194
Deferred charges, net	27,652	33,857
Other assets	18,031	7,365
Total assets	$2,913,757	$3,003,071

LIABILITIES AND EQUITY
Liabilities:
Term loan	$298,330	$299,076
Credit facility	80,743	153,689
Senior Notes	942,850	941,449
Mortgage notes payable	87,523	88,511
Acquired lease intangible liabilities, net	144,757	166,146
Accounts payable and accrued expenses	17,562	15,488
Tenants’ security deposits	7,177	7,065
Other liabilities	42,987	23,219
Total liabilities	1,621,929	1,694,643

Commitments and contingencies

Equity:
Preferred stock, $0.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 116,496,016 and 113,992,837 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	12	11
Additional paid-in capital	1,481,466	1,441,080
Dividends in excess of earnings	(297,998)	(256,438)
Accumulated other comprehensive (loss) income	(4,132)	3,561
Total Retail Opportunity Investments Corp. stockholders’ equity	1,179,348	1,188,214
Non-controlling interests	112,480	120,214
Total equity	1,291,828	1,308,428
Total liabilities and equity	$2,913,757	$3,003,071

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues
Rental revenue	$72,282	$73,514	$291,263	$289,601
Other income	1,337	1,644	3,777	6,197
Total revenues	73,619	75,158	295,040	295,798

Operating expenses
Property operating	10,896	11,206	43,662	43,851
Property taxes	8,205	8,361	32,388	32,349
Depreciation and amortization	24,192	24,955	97,559	100,838
General and administrative expenses	4,157	3,627	17,831	14,918
Other expense	41	89	1,405	478
Total operating expenses	47,491	48,238	192,845	192,434

Gain on sale of real estate	—	—	13,175	5,890

Operating income	26,128	26,920	115,370	109,254
Non-operating expenses
Interest expense and other finance expenses	(15,002)	(15,352)	(61,687)	(62,113)
Net income	11,126	11,568	53,683	47,141
Net income attributable to non-controlling interests	(975)	(1,067)	(4,839)	(4,405)
Net Income Attributable to Retail Opportunity Investments Corp.	$10,151	$10,501	$48,844	$42,736

Earnings per share – basic and diluted	$0.09	$0.09	$0.42	$0.38

Dividends per common share	$0.1970	$0.1950	$0.7880	$0.7800

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income attributable to ROIC	$10,151	$10,501	$48,844	$42,736
Plus: Depreciation and amortization	24,192	24,955	97,559	100,838
Less: Gain on sale of real estate	—	—	(13,175)	(5,890)
Funds from operations – basic	34,343	35,456	133,228	137,684
Net income attributable to non-controlling interests	975	1,067	4,839	4,405
Funds from operations – diluted	$35,318	$36,523	$138,067	$142,089

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended December 31,				Year Ended December 31,
	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change
Number of shopping centers included in same-center analysis	87	87			85	85
Same-center occupancy	97.9%	97.8%		0.1%	97.9%	97.7%		0.2%

Revenues:
Base rents	$51,385	$49,806	$1,579	3.2%	$201,118	$193,930	$7,188	3.7%
Percentage rent	1,007	1,263	(256)	(20.3)%	1,316	1,545	(229)	(14.8)%
Recoveries from tenants	16,720	16,432	288	1.8%	65,603	63,400	2,203	3.5%
Other property income	1,050	473	577	122.0%	2,943	2,577	366	14.2%
Bad debt (1)	(305)	—	(305)	N/A	(1,416)	—	(1,416)	N/A
Total Revenues	69,857	67,974	1,883	2.8%	269,564	261,452	8,112	3.1%
Operating Expenses
Property operating expenses	11,142	10,827	315	2.9%	43,721	41,684	2,037	4.9%
Bad debt (1)	—	142	(142)	N/A	—	844	(844)	N/A
Property taxes	8,110	8,133	(23)	(0.3)%	31,434	31,271	163	0.5%
Total Operating Expenses	19,252	19,102	150	0.8%	75,155	73,799	1,356	1.8%
Same-Center Cash Net Operating Income	$50,605	$48,872	$1,733	3.5%	$194,409	$187,653	$6,756	3.6%

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(1)In connection with the adoption of the lease accounting standard ASU No. 2016-2, effective January 1, 2019, bad debt is now classified as an offset to revenue instead of being included in operating expenses.

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP operating income	$26,128	$26,920	$115,370	$109,254
Depreciation and amortization	24,192	24,955	97,559	100,838
General and administrative expenses	4,157	3,627	17,831	14,918
Other expense	41	89	1,405	478
Gain on sale of real estate	—	—	(13,175)	(5,890)
Straight-line rent	(433)	(1,014)	(3,083)	(5,380)
Amortization of above- and below-market rent	(2,593)	(3,074)	(15,618)	(13,965)
Property revenues and other expenses (1)	(277)	(751)	(269)	(711)
Total Company cash NOI	51,215	50,752	200,020	199,542
Non same-center cash NOI	(610)	(1,880)	(5,611)	(11,889)
Same-center cash NOI	$50,605	$48,872	$194,409	$187,653

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(1)Includes anchor lease termination fees, net of contractual amounts, if any, expense and recovery adjustments related to prior periods and other miscellaneous adjustments.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.

The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Ashley Rubino, Investor Relations
858-255-4913
arubino@roireit.net